Exhibits to be Filed with EDGAR


Exhibits

     F-1        -       Opinion of Berlack, Israels & Liberman LLP.

     F-2        -       Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

     H          -       Pro Forma Capitalization.